Exhibit 12.1
to Registration Statement

Ratio of earnings to fixed charges

	Six months ended June 30, 2002		Six months ended June 30, 2002 excluding non- recurring items
		Non- recurring items			Non- recurring items	2001 excluding non- recurring items		Non- recurring items	2000 excluding non- recurring items		Non- recurring items	1999 excluding non- recurring items		Non- recurring items	1998 excluding non- recurring items		Non- recurring items	1997 excluding non- recurring items

				2001			2000			1999			1998			1997

Net income	149,530	9,289	158,819	343,031	(117,370)	225,661	231,474	(2,646)	228,828	239,769	(1,452)	238,317	228,757	(30,528)	198,229	255,978	(106,416)	149,562
Income taxes	81,880	5,002	86,882	210,025	(66,698)	143,327	154,711	(4,166)	150,545	189,503	(36,821)	152,682	158,701	(19,331)	139,370	152,363	(63,224)	89,139

Net income before income taxes	231,410	14,291	245,701	553,056	(184,068)	368,988	386,185	(6,812)	379,373	429,272	(38,273)	390,999	387,458	(49,859)	337,599	408,341	(169,640)	238,701
Adjustments to earnings:
Fixed charges	105,951		105,951	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005
Capitalized interest	(840)		(840)	(3,472)		(3,472)	(3,800)		(3,800)	(1,990)		(1,990)	(626)		(626)	(797)		(797)
Preferred stock dividend requirement before tax	(306)		(306)	(654)		(654)	(664)		(664)	(675)		(675)	(692)		(692)	(734)		(734)
Gross earnings from unconsolidated
cellular partnerships	(24,196)		(24,196)	(42,553)	(7,890)	(50,443)	(26,986)	(5,330)	(32,316)	(29,956)	(6,860)	(36,816)	(32,869)	-	(32,869)	(27,852)	-	(27,852)
Distributed earnings from unconsolidated
cellular partnerships	12,676		12,676	30,856		30,856	35,842		35,842	22,219		22,219	26,515		26,515	16,825		16,825
Gross losses from unconsolidated
cellular partnerships			0	15,093		15,093	-		-	2,281		2,281	-		-	58		58
Minority losses from majority-owned
subsidiaries	(61)		(61)	(127)		(127)	(1,702)		(1,702)	(10)		(10)	(37)		(37)	(1,437)		(1,437)

Earnings as adjusted	324,634		338,925	781,848		589,890	576,641		564,499	574,363		529,230	548,619		498,760	452,409		282,769

Fixed charges
Interest expense	104,805		104,805	225,523		225,523	183,302		183,302	150,557		150,557	167,552		167,552	56,474		56,474
Allowance for funds used during construction	840		840	3,472		3,472	3,800		3,800	1,990		1,990	626		626	797		797
Preferred stock dividend requirement before tax	306		306	654		654	664		664	675		675	692		692	734		734

Total fixed charges	105,951		105,951	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005

Ratio of earnings to fixed charges and preferred
stock dividends	3.06		3.20	3.40		2.57	3.07		3.01	3.75		3.45	3.25		2.95	7.80		4.87

Ratio of earnings from continuing operations to fixed charges and preferred stock dividends

			Six months ended June 30, 2002 excluding non- recurring items
	Six months ended June 30, 2002	Non- recurring items				2001 excluding non- recurring items			2000 excluding non- recurring items			1999 excluding non- recurring items			1998 excluding non- recurring items			1997 excluding non- recurring items
					Non- recurring items			Non- recurring items			Non- recurring items			Non- recurring items			Non- recurring items

				2001			2000			1999			1998			1997

Income from continuing operations	83,065	9,289	92,354	144,146	(16,377)	127,769	124,229	5,494	129,723	135,520	(5,571)	129,949	116,272	(18,255)	98,017	181,080	(106,416)	74,664
Income taxes from continuing operations	44,636	5,002	49,638	88,711	(8,666)	80,045	83,542	2,957	86,499	88,560	(2,964)	85,596	83,731	(9,830)	73,901	104,968	(63,224)	41,744
Net income from continuing operations
before income taxes	127,701	14,291	141,992	232,857	(25,043)	207,814	207,771	8,451	216,222	224,080	(8,535)	215,545	200,003	(28,085)	171,918	286,048	(169,640)	116,408

Adjustments to earnings (from continuing operations):
Fixed charges	105,951		105,951	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005
Capitalized interest	(840)		(840)	(3,472)		(3,472)	(3,800)		(3,800)	(1,990)		(1,990)	(626)		(626)	(797)		(797)
Preferred stock dividend requirement before tax	(306)		(306)	(654)		(654)	(664)		(664)	(675)		(675)	(692)		(692)	(734)		(734)
Minority losses from majority-owned
subsidiaries	-		-	(35)		(35)	(1,614)		(1,614)	-		-	-		-	-		-

Earnings from continuing operations as adjusted	232,506		246,797	458,345		433,302	389,459		397,910	374,637		366,102	367,555		339,470	342,522		172,882

Fixed charges from continuing operations:
Interest expense	104,805		104,805	225,523		225,523	183,302		183,302	150,557		150,557	167,552		167,552	56,474		56,474
Allowance for funds used during construction	840		840	3,472		3,472	3,800		3,800	1,990		1,990	626		626	797		797
Preferred stock dividend requirement before tax	306		306	654		654	664		664	675		675	692		692	734		734

Total fixed charges	105,951		105,951	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005

Ratio of earnings from continuing operations to fixed
charges and preferred stock dividends	2.19		2.33	2.00		1.89	2.07		2.12	2.45		2.39	2.18		2.01	5.91		2.98